Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264824) of our report dated March 17, 2023, relating to the consolidated financial statements of Comera Life Sciences Holdings, Inc., appearing in this Annual Report on Form 10-K. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

March 17, 2023